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                                                                  [EXHIBIT 23.2]

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT


The Board of Directors
Fresenius Aktiengesellschaft
Bad Homburg v.d. Hohe, Germany:

The audits referred to in our report dated April 25, 1996, included the related financial statement schedule as of December 31, 1995 and 1994, and for the years then ended, included in the joint proxy statement-prospectus. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule when considered in relation to the combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Selected Historical Financial Information of Fresenius Worldwide Dialysis," "Selected Financial Data of Fresenius Worldwide Dialysis" and "Experts" in the joint proxy statement-prospectus.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft Wirtschaftsprufungsgesellschaft

July 29, 1996
Frankfurt am Main, Germany



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